As filed with the Securities and Exchange Commission on March 25, 2022

 Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CollPlant Biotechnologies Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(state or other jurisdiction of	(IRS employer
incorporation or organization)	Identification No.)

4 Oppenheimer, Weizmann Science Park

Rehovot 7670104, Israel

(Address of Principal Executive Offices) (Zip Code)

Share Ownership and Option Plan (2010)

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware

+1 302 738 6680

(Name and address of agent for service)

Copies to:

Mark S. Selinger, Esq. Gary Emmanuel, Esq. Eyal Peled, Esq. McDermott Will & Emery LLP One Vanderbilt Avenue New York, NY 10017 (212) 547 5400	Adva Bitan, Adv. Gross & Co. One Azrieli Center, Round Building Tel Aviv 6701101, Israel +972 3 607 4520

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

The purpose of this Registration Statement on Form S-8 (this “Registration Statement”) is for CollPlant Biotechnologies Ltd. (the “Registrant”) to register an additional 277,403 ordinary shares, par value NIS 1.50, for issuance under the Registrant’s Share Ownership and Option Plan (2010) (the “Plan”).

In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 (File No. 333-229163), filed with the Securities and Exchange Commission (the “Commission”) on August 28, 2020, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information. *

*	The documents containing the information specified in this Part I of Form S-8 (plan information and Registrant information and employee plan annual information) will be sent or given to employees as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed with or furnished to the SEC by the registrant, are incorporated herein by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2021;

(b)	the Registrant’s Reports on Form 6-K filed with the SEC on January 5, 2022, February 16, 2022, March 24, 2022 and March 25, 2022 (in each case to the extent expressly incorporated by reference into the Registrant’s effective registration statements filed by it under the Securities Act); and

(c)	the description of the Registrant’s ordinary shares, par value NIS 1.50 per share, included in the registration statement on Form 8-A filed on January 29, 2018 (File No. 001-38370) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents or reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and to the extent designated therein, certain reports on Form 6-K, furnished by the registrant, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents or reports. Any statement in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

3.1	Memorandum of Association of the Registrant (unofficial English translation from Hebrew original) (included as Exhibit 3.1 to our Registration Statement on Form F-1 as filed with the SEC on October 21, 2016, and incorporated herein by reference).

3.2	Amended and Restated Articles of Association of the Registrant, as currently in effect (unofficial English translation from Hebrew original) (included as Exhibit 3.2 to our Registration Statement on Form F-1 as filed with the SEC on October 21, 2016, and incorporated herein by reference).

5.1*	Opinion of Gross & Co. as to the legality of the securities being registered

23.1*	Consent of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Globa

23.2*	Consent of Gross & Co. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	Employee Share Ownership and Option Plan (2010) (included as Exhibit 99.4 to our Form 6-K as filed with the SEC on April 7, 2020, and incorporated herein by reference).

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel, on the 25th day of March 2022.

COLLPLANT BIOTECHNOLOGIES LTD.

By:	/s/ Eran Rotem
	Name:	Eran Rotem
	Title:	Deputy CEO and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CollPlant Biotechnologies Ltd., hereby severally constitute and appoint Yehiel Tal and Eran Rotem and each of them, as our true and lawful attorney to sign for us and in our names in the capacities indicated below any and all amendments or supplements, including any post-effective amendments, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney and all else that said attorney may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Yehiel Tal	Chief Executive Officer (Principal Executive Officer)	March 25, 2022
Yehiel Tal

/s/ Eran Rotem	Deputy CEO and Chief Financial Officer	March 25, 2022
Eran Rotem	(Principal Financial and Accounting Officer)

/s/ Roger Pomerantz	Chairman of the Board	March 25, 2022
Roger Pomerantz

/s/ Abraham Havron	Director	March 25, 2022
Abraham Havron

/s/ Gili Hart	Director	March 25, 2022
Gili Hart

/s/ Elan Penn	Director	March 25, 2022
Elan Penn

/s/ Joseph Zarzewsky	Director	March 25, 2022
Joseph Zarzewsky

/s/ Hugh Evans	Director	March 25, 2022
Hugh Evans

/s/ Alisa Lask	Director	March 25, 2022
Alisa Lask

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of CollPlant Biotechnologies Ltd., has signed this registration statement on this 25th day of March 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

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